UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2018 (the “Closing Date”), Hersha Hospitality Trust (the “Company”), through certain of its subsidiaries, completed a series of refinancing transactions (the “Refinancing”) related to the existing debt on seven premium limited service hotels located in Manhattan (the “JV Properties”) owned by the Company’s existing joint venture with Cindat Capital Management Limited (“Cindat”).

On the Closing Date and in connection with the Refinancing, Cindat Hersha Owner JV LLC (“Owner JV”) closed on a $300,000,000 mortgage loan (the “Mortgage Loan”) and a $85,000,000 mezzanine loan (the “Mezzanine Loan”). The Mortgage Loan is evidenced by a Loan Agreement (the “Loan Agreement”) by and among HCIN Maiden Hotel Associates, LLC, HCIN Water Street Associates, LLC, HCIN Chelsea Grand East Associates, LLC, HCIN Herald Square Associates, LLC, HCIN Duo Three Associates, LLC, HCIN Duo Two Associates, LLC and HCIN Duo One Associates, LLC (collectively, the “Mortgage Borrower”), as borrower, HCIN Maiden Hotel Lessee, LLC, HCIN Water Street Lessee, LLC, HCIN Chelsea Grand East Lessee, LLC, HCIN Herald Square Lessee, LLC, HCIN Duo Three Lessee, LLC, HCIN Duo Two Lessee, LLC and HCIN Duo One Lessee, LLC (collectively, the “Operating Lessee”), as operating lessee, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, 10019, as lender, and China Merchants Bank Co., Ltd. New York Branch, a bank organized under the laws of the People’s Republic of China, as co-lender.

The Mortgage Loan is for a term of 36 months, subject to two 12-month extensions which may be exercised at the Mortgage Borrower’s option, subject to specified conditions. The Mortgage Loan is a floating rate loan, calculated on an actual/360 basis and is payable monthly. As a condition to closing, the Mortgage Borrower was required to purchase an interest rate cap. The Mortgage Loan is non-recourse, subject to specified exceptions, with the collateral for the Mortgage Loan including a first mortgage on the Mortgage Borrower’s fee interest in the JV Properties. The Company is a non-recourse carve-out guarantor for the Mortgage Loan.

The Mezzanine Loan is evidenced by, among other documents, a Mezzanine Loan Agreement (the “Mezzanine Loan Agreement”) by and among Cindat Hersha Owner JV Associates, LLC (“Mezzanine Borrower”), as borrower, Cindat Hersha Lessee JV Associates, LLC (“Operating Lessee Owner”), as operating lessee owner, and CMTG Lender 12 LLC, as lender. The Mezzanine Loan is for the aggregate maximum principal amount of $85,000,000 and is for a term of 36 months, subject to two 12-month extensions which may be exercised at the Mezzanine Borrower’s option, subject to specified conditions. The Mezzanine Loan is non-recourse, subject to specified exceptions. The Company is a non-recourse carve-out guarantor for the Mezzanine Loan.

The foregoing descriptions of the Mortgage Loan and the Mezzanine Loan are not complete and are qualified in their entirety by reference to the entire Mortgage Loan Agreement and Mezzanine Loan Agreement, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively. Capitalized terms used herein and not defined above have the meanings set forth in Exhibits 10.1 and 10.2 hereto.

Item 1.02. Termination of a Material Definitive Agreement

On the Closing Date and in connection with the Refinancing, Owner JV, through the Mortgage Borrower, terminated that certain Term Loan Agreement and that certain Project Loan Agreement, each dated as of April 29, 2016, each between the Operating Lessee, as operating lessee, and Natixis Real Estate Capital LLC (“Natixis”), as lender, and repaid in full the remaining balance of the associated term and project loan. In addition, Owner JV, through the Mezzanine Borrower, terminated that certain Mezzanine Loan Agreement, dated as of April 29, 2016, between Operating Lessee Owner, as operating lessee, and Hersha Mezz Gap Lender, LLC (“Mezz Lender”), as lender, and repaid in full the remaining balance of the associated mezzanine loan. As a result of the early terminations, Owner JV paid a total of approximately $91,875 to Natixis in prepayment fees.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated as of February 6, 2018, between HCIN Maiden Hotel Associates, LLC, HCIN Water Street Associates, LLC, HCIN Chelsea Grand East Associates, LLC, HCIN Herald Square Associates, LLC, HCIN Duo Three Associates, LLC, HCIN Duo Two Associates, LLC and HCIN Duo One Associates, LLC, as borrower, HCIN Maiden Hotel Lessee, LLC, HCIN Water Street Lessee, LLC, HCIN Chelsea Grand East Lessee, LLC, HCIN Herald Square Lessee, LLC, HCIN Duo Three Lessee, LLC, HCIN Duo Two Lessee, LLC and HCIN Duo One Lessee, LLC, as operating lessee, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, 10019, as lender, and China Merchants Bank Co., Ltd. New York Branch, a bank organized under the laws of the People’s Republic of China, as co-lender.

10.2	Mezzanine Loan Agreement, dated as of February 6, 2018, between Cindat Hersha Owner JV Associates, LLC, as borrower, Cindat Hersha Lessee JV Associates, LLC, as operating lessee, and CMTG Lender 12 LLC, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 12, 2018	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer